Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-171752) pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2012 Equity Incentive Award Plan,

(2)	Registration Statement (Form S-3 No. 333-179411) of American Assets Trust, Inc., and

(3)	Registration Statement (Form S-3 No. 333-179412) of American Assets Trust, Inc;

of our report dated February 24, 2011 relating to our audits of the consolidated financial statements of ABW Lewers LLC at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this Annual Report (Form 10-K) of American Assets Trust, Inc. for the year ended December 31, 2012.

/s/ Accuity LLP

Honolulu, Hawaii

February 22, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-171752) pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2012 Equity Incentive Award Plan,

(2)	Registration Statement (Form S-3 No. 333-179411) of American Assets Trust, Inc., and

(3)	Registration Statement (Form S-3 No. 333-179412) of American Assets Trust, Inc;

of our report dated February 24, 2011, relating to our audits of the combined financial statements of Waikiki Beach Walk – Hotel at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this Annual Report (Form 10-K) of American Assets Trust, Inc. for the year ended December 31, 2012.

/s/ Accuity LLP

Honolulu, Hawaii

February 22, 2013